Exhibit 10.9

PROTOX THERAPEUTICS CORP.

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is entered into as of the 19 day of March, 2012 (the “Effective Date”), by and between Peter Slover (“Executive”) and Protox Therapeutics Corp. (the “Company”).

1.	EMPLOYMENT BY THE COMPANY.

1.1 Position and Duties. Executive’s title shall be Head of Finance and Principal Accounting Officer, with employment to commence on or about April 4, 2012. Executive shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Company and that are normally associated with Executive’s job positions. Executive shall report to the Chief Financial Officer of the Company. The Executive will not undertake or engage in any other employment, occupation or business enterprise, other than ones in which Executive is a passive investor.

1.2 Location. Executive shall work at the Company’s offices in San Diego, California, provided that the Company may from time to time require Executive to travel temporarily to other locations in connection with the Company’s business.

1.3 Policies and Procedures. The employment relationship between the parties shall be governed by this Agreement and by the policies and practices established by the Company and/or its Board of Directors. In the event that the terms of this Agreement differ from or are in conflict with the Company’s policies or practices, this Agreement shall control.

1.4 Agreement not to Participate in Company’s Competitors. During Executive’s employment with the Company, Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by Executive to be adverse or antagonistic to the Company, its business, or prospects, financial or otherwise, or in any company, person, or entity that is, directly or indirectly, in competition with the business of the Company or any of its Affiliates (as defined below). Ownership by Executive, in professionally managed funds over which the Executive does not have control or discretion in investment decisions, or as a passive investment, of less than 2% of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded on a national securities exchange or in the over-the-counter market shall not constitute a breach of this Section. For purposes of this Agreement, “Affiliate,” means, with respect to any specific entity, any other entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified entity.

2.	AT-WILL EMPLOYMENT.

Executive’s employment relationship with the Company is, and shall all times remain, at will. This means that either Executive or the Company may terminate the employment relationship at any time, for any reason or for no reason, with or without cause or advance notice.

3.	COMPENSATION AND BENEFITS.

3.1 Salary. The Company shall pay Executive a base salary at the annualized rate of $235,000.00 (the “Base Salary”), less payroll deductions and all required withholdings, payable in regular periodic payments in accordance with the Company’s normal payroll practices. The Base Salary shall be prorated for any partial year of employment on the basis of a 365-day fiscal year. The Base Salary may be adjusted from time to time in the Company’s discretion.

3.2 Discretionary Performance Bonus. For each calendar year of employment, the Executive will be eligible for an additional, discretionary cash bonus of up to 40% of his Base Salary (the “Bonus”), based on Executive’s performance as determined by the Company’s Chief Financial Officer, including performance relative to any performance milestones that may be established for Executive. Any Bonus paid will be subject to standard payroll deductions and withholdings. In order to earn a Bonus for any given year, Executive must remain employed by the Company through and including the payout date for the Bonus. Assuming all other criteria are met, Executive will be eligible for a pro-rated Bonus based on his partial year of service in 2012. The determination of whether the Executive’s performance (including Executive’s performance relative to any performance milestones) merits a Bonus, and the Bonus amount (if any) that will be paid, shall be made, as applicable, by the Chief Financial Officer or the Company’s Board of Directors in their sole discretion.

3.3 Stock Options. Subject to approval by the board of directors of the Company’s parent, Protox Therapeutics Inc. (“Parent”), as soon as practicable following the amendment of Parent’s Amended and Restated 2008 Stock Option Plan (the “Plan”) to permit option grants to employees of the Company, if applicable, the Executive will be granted (A) an option (the “Time Vesting Option”) to purchase 250,000 shares of Parent’s common stock, at an exercise price per share equal to the fair market value of a single share of such common stock on the date of the grant and (B) an option (the “Performance Vesting Option,” and together with the Time Vesting Option, the “Options”) to purchase 50,000 shares of Parent’s common stock, at an exercise price per share equal to the fair market value of a single share of such common stock on the date of the grant. Subject to the Executive’s continued employment with the Company on each vesting date, (i) the Time Vesting Option shall vest, commencing on the date Executive commences employment with the Company (the “Vesting Commencement Date”), as follows: 83,333 shares subject to the Time Vesting Option shall vest on the first anniversary of the Vesting Commencement Date, 83,333 shares shall vest on the second anniversary of the Vesting Commencement Date and 83,334 shares shall vest on the third anniversary of the Vesting Commencement Date and (ii) the Performance Vesting Option shall vest, on or after the first anniversary of the Vesting Commencement Date, upon and subject to the achievement of, performance milestones as set forth in the Performance Vesting Option and as determined by the Company’s Chief Financial Officer. Any options awarded pursuant to this Section will be governed by the Plan and shall be granted pursuant to any notice, agreement or other document as may be required by the Plan.

3.4 Standard Company Benefits. Executive shall, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits under any benefit plan or arrangement that may be in effect from time to time and made available to the Company’s employees.

4.	PROPRIETARY INFORMATION OBLIGATIONS.

As a condition of employment, Executive agrees to execute and abide by the Company’s form of Confidentiality and Inventions Assignment Agreement (“CIAA”).

5.	GENERAL PROVISIONS.

5.1 Representations and Warranties. Executive represents and warrants that Executive is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and that Executive’s execution and performance of this Agreement will not violate or breach any other agreements between the Executive and any other person or entity.

5.2 Miscellaneous. This Agreement, along with the CIAA, constitutes the complete, final and exclusive embodiment of the entire agreement between Executive and the Company with regard to its subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both Executive and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both Executive and the Company, and inure to the benefit of both Executive and the Company, and to his and its heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified so as to be rendered enforceable. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement shall be in writing and shall not be deemed to be a waiver of any successive breach. This Agreement may be executed in counterparts and facsimile signatures will suffice as original signatures.

IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first written above.

PROTOX THERAPEUTICS CORP.

By:	/s/ Alexander W. Casdin
Name: Alexander W. Casdin
Title: Chief Financial Officer

Accepted and agreed:

/s/ Peter Slover
Peter Slover

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